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                                                                    EXHIBIT 10.3



                          MANAGEMENT AND FEE AGREEMENT

                  MANAGEMENT AND FEE AGREEMENT (this "Agreement"), dated as of October 2, 2000, between BUFFETS, INC., a Minnesota corporation (the "Company") and SENTINEL CAPITAL PARTNERS, L.L.C. a Delaware limited liability company ("Sentinel").

                  WHEREAS, the Company desires for Sentinel to provide certain ongoing advisory and management services to the Company, and Sentinel is willing to provide such services subject to the terms and conditions contained herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Services. During the term of this Agreement when a representative of Sentinel acts as a member of the Board of Directors of the Company or Buffets Holdings, Inc. ("Buffets Holdings"), Sentinel shall provide such acquisition and financial advisory services (the "Services") to the Company and its subsidiaries as the Board of Directors of the Company shall reasonably request, including without limitation: providing general business advice, including recommendations as to, and identification of, acquisitions and dispositions of operating entities; recommending positions in or securities of selected entities; identifying bank, institutional and other sources of financing needed or appropriate in connection with any proposed transaction, arranging appropriate introductions; and review of all documents required to complete each transaction.

                  Section 2. Compensation. In consideration of the Services previously provided and to be provided in accordance with Section 1, the Company shall pay to Sentinel an advisory and management fee equal to $200,000 for each fiscal year. All fees shall be pro-rated for partial years. The Company shall pay Sentinel fees in arrears within 15 days of the end of each month.

                  Section 3. Reimbursement. Sentinel shall be entitled to reimbursement of all reasonable out-of-pocket travel expenses incurred in connection with the performance of this Agreement and all other reasonable expenses as agreed in advance with the Company, which amounts shall be promptly reimbursed by the Company upon request.

                  Section 4. Indemnity. (a) None of Sentinel or its affiliates or any of their respective partners, officers, directors, stockholders, affiliates, agents or employees (each an "Indemnified Party") shall have any liability to the Company for any services provided pursuant to this Agreement, except as may result from such Indemnified Party's gross negligence or willful misconduct.


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                  (b) The Company hereby agrees to indemnify each Indemnified
Party from and against all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable fees, expenses and disbursements of attorneys, experts, personnel and consultants reasonably incurred by the Indemnified Party in any action or proceeding between the Company and the Indemnified Party or between the Indemnified Party and any third party, or otherwise) based upon, arising out of or otherwise in respect of this Agreement or any Indemnified Party's equity interest in the Company. To the extent that the foregoing indemnification is not permitted by law, each of the Indemnified Parties and the Company shall be subject and entitled to contribution based upon the relative benefits (in the case of Sentinel, not to exceed in any event the amount of fees paid to Sentinel hereunder) received by each and, if legally required, based upon the relative fault of each of the Indemnified Parties and the Company.

                  Section 5. Assignment. This Agreement may not be assigned by any party hereto without the written consent of the other party; provided, that the Company shall be entitled to assign this Agreement to any person that is an affiliate of the Company or that otherwise assumed or is a successor to substantially all of the assets and the liabilities of the Company.

                  Section 6. Modification. This Agreement may not be modified or amended in any manner other than by an instrument in writing signed by the parties hereto, or their respective successors or assigns.

                  Section 7. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement or understanding among them with respect to such subject matter.

                  Section 8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid and return receipt requested. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mails, as follows:

                  (a)      if to Sentinel, to:

                           Sentinel Capital Partners, L.L.C.
                           777 Third Avenue, 32nd Floor
                           New York, NY  10017

                           Attention: David Lobel
                           Telephone: (212) 688-3100
                           Facsimile:  (212) 688-6513

                           with a copy to:


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                           Kirkland & Ellis
                           153 East 53rd Street, 39th Floor
                           New York, New York

                           Attention: Frederick Tanne, Esq.
                           Telephone: (212) 446-4831
                           Facsimile:   (212) 446-4900


                  (b)      if to the Company, to:

                           Buffets, Inc.
                           1460 Buffet Way
                           Eagan, MN 55121

                           Attention: Kerry A. Kramp
                           Telephone:  (651) 365-2757
                           Facsimile:    (651) 365-0911


Any party may, by notice given in accordance with this Section to the other party, designate another address or person for receipt of notices hereunder.


                  Section 9. Governing Law; Submission to Jurisdiction. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the internal law (and not the law of conflicts) of the State of New York.

                  Section 10. Termination. This Agreement may be terminated by mutual consent of the parties hereto. This Agreement shall terminate automatically upon the sale change of control of the Company or the sale of all or substantially all of the Companies assets. In addition, if Sentinel ceases to have a representative who acts as a member of the Board of Directors of Buffets Holdings, the Company or any successor thereto, this Agreement shall terminate. The provisions of Section 4 and the obligations of the Company under Section 2 with respect to any accrued but unpaid compensation and Section 3 with respect to unpaid expenses shall survive any termination of this Agreement.





                            [Signature page follows.]


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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement on the date first written above.

                                            BUFFETS, INC.

                                            By:  /s/ R. Michael Andrews, Jr.
                                               ---------------------------------
                                                Name:    R. Michael Andrews, Jr.
                                                Title:   Chief Financial Officer

                                            SENTINEL CAPITAL PARTNERS, L.L.C.


                                            By:  /s/ David Lobel
                                               ---------------------------------
                                                Name:    David Lobel
                                                Title: